UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Medialink Worldwide Incorporated
(Name of Registrant as Specified In Its Charter)

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MEDIALINK WORLDWIDE INCORPORATED
708 THIRD AVENUE
NEW YORK, NEW YORK 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 8, 2006

To Medialink Worldwide Incorporated Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Medialink Worldwide Incorporated (the "Company") will be held on June 8, 2006 at 9:30 a.m., Eastern Standard Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017 (the "Meeting"), for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.	To elect two directors to serve for a three-year term expiring at the annual meeting in 2009 and until their successors are appointed or elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 13, 2006 will be entitled to receive notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

Whether or not you expect to attend the Meeting, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the proxy card in the accompanying envelope as soon as possible, so that your shares may be represented at the Meeting.

By Order of the Board of Directors,

KENNETH G. TOROSIAN
Chief Financial Officer
and Secretary

Dated: April 26, 2006

MEDIALINK WORLDWIDE INCORPORATED
708 THIRD AVENUE
NEW YORK, NEW YORK 10017

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 8, 2006

This Proxy Statement is furnished to stockholders of Medialink Worldwide Incorporated, a Delaware corporation (the "Company" or "Medialink"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the "Meeting"). The Meeting is scheduled to be held on June 8, 2006, at 9:30 a.m., Eastern Standard Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017.

INTRODUCTION

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Medialink Worldwide Incorporated, 708 Third Avenue, 8th floor, New York, NY 10017, on June 8, 2006 at 9:30 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about April 26, 2006.

At the Meeting, stockholders will be asked to vote upon: (1) the election of two directors each to serve three year terms, expiring at the 2009 annual meeting; (2) the ratification of the Company's Independent Registered Public Accounting Firm; and (3) such other business as may properly come before the Meeting and at any adjournments thereof.

Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

The Board of Directors has fixed April 13, 2006 as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 6,201,486 shares of Common Stock, each such share being entitled to one vote on each matter properly brought before the Meeting. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board currently consists of nine persons in three classes, one class consisting of three directors, one class consisting of two directors and one class consisting of four directors. The class whose term of office expires at the Meeting currently consists of two directors. The directors elected to this class, Douglas S. Knopper and James J. O’Neill, will serve for a term of three years, expiring at the 2009 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees listed below are currently directors of the Company.

Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election of directors of the two nominees to serve for three-year terms expiring at the 2009 annual meeting, in each case until his successor is appointed or elected and qualified. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named will serve if elected.

The Board of Directors Recommends a Vote FOR All Two Nominees.

Nominees for director for three-year term ending in 2009:

Name	Position with the Company or Principal Occupation	Director Since

Douglas S. Knopper	Chief Executive Officer of Bitpass, Inc.	2006

James J. O’Neill	Private Financial Consultant	1994

Continuing director for term ending upon the 2008 annual meeting of stockholders:

Name	Position with the Company or Principal Occupation	Director Since

Harold Finelt	Venture Partner of American Research & Development, a private venture capital firm	1987

Donald Kimelman	Director, Information and Civic Initiatives, The Pew Charitable Trusts	1987

Laurence Moskowitz	Chairman of the Board, President and Chief Executive Officer of the Company	1986

Continuing director for term ending upon the 2007 annual meeting of stockholders:

Name	Position with the Company or Principal Occupation	Director Since

Bruce E. Bishop	Chief Financial Officer of Text 100	2004

John M. Greening	Associate Professor at the Medill Graduate Program at Northwestern University	2003

Catherine Lugbauer	President of The Lugbauer Group	2002

Theodore Wm. Tashlik	Member of Tashlik, Kreutzer, Goldwyn & Crandell P.C., a law firm	1992

Directors

All nominees for election as directors are members of the present Board of Directors. The following table sets forth certain information with respect to the directors of the Company as of April 20, 2006:

Name	Position

Laurence Moskowitz	Chairman of the Board, President and Chief Executive Officer

Bruce E. Bishop	Director

Harold Finelt	Director

John M. Greening	Director

Donald Kimelman	Director

Douglas S. Knopper	Director

Catherine Lugbauer	Director

James J. O'Neill	Director

Theodore Wm. Tashlik	Director

Laurence Moskowitz, 54, the founder of Medialink, has served as Chairman of the Board, President and Chief Executive Officer of the Company since its inception in 1986. He began his professional career as a reporter for United Press International in Pittsburgh before being promoted to an editor for UPI in Philadelphia. In 1976 Mr. Moskowitz founded Mediawire, a Philadelphia-based regional public relations newswire, which was merged into a British media company in 1985, where he was Vice President until leaving to form Medialink.

Bruce E. Bishop, 45, has served as a director of the Company since 2004. He has been Chief Financial Officer of Text 100, a technology-based public relations company, since September 2005. Prior to that, Mr. Bishop was Chief Financial Officer of the domestic operations of Incepta Group plc, a global marketing and communications company, since 1998.

Harold Finelt, 45, has served as a director of the Company since 1987. Mr. Finelt joined American Research & Development, a private venture capital firm, as an associate in 1986 and he has been a Vice President, a general partner, and is now a Venture Partner of American Research & Development's venture funds.

John M. Greening, 54, has served as a director of the Company since 2003. Mr. Greening has been an associate professor of the Medill Graduate Program at Northwestern University since 2000. He is a former executive vice president of DDB Needham, a unit of DDB, one of the world’s leading advertising agency networks and a branded network of Omnicom Group (NYSE: OMC), and he held various executive positions from 1975 to 2002.

Douglas S. Knopper, 45, has served as a director of the Company since 2006. Mr. Knopper is the Chief Executive Officer of Bitpass, Inc., a Silicon Valley provider of digital commerce technology solutions. Mr. Knopper has more than 20 years of experience in marketing, media and technology, most recently serving as Senior Vice President and General Manager, Ad Management, at DoubleClick from 2000 to 2005. Prior to his time at DoubleClick, Mr. Knopper oversaw advertising campaigns at Lowe and Partners, TBWA/Chiat Day, and J. Walter Thompson. He was named as one of “50 Online People to Know” by Media Magazine in 2004.

Donald Kimelman, 59, has served as a director of the Company since 1987. From March 1997 to January 2004, Mr. Kimelman was the director of the philanthropic Venture Fund of the Pew Charitable Trusts. He is currently the Trusts’ Director of Information and Civic Initiatives, a post which includes the oversight of the Washington-based Pew Research Center. Mr. Kimelman was with the Philadelphia Inquirer in various capacities from 1981 until 1997. He was the Pennsylvania editor from January 1996, foreign editor from 1994, deputy editor of the editorial page from 1987, Moscow bureau chief from 1983, and national correspondent from 1981. Mr. Kimelman worked for the Annapolis Evening Capital and the Baltimore Sun prior to joining the Philadelphia Inquirer.

Catherine Lugbauer, 58, has served as a director of the Company since 2002. Ms. Lugbauer has been President of Lugbauer Group, a management consulting firm specializing in client satisfaction since 2003, and was also a partner in Kelly & Lugbauer, a consulting firm that helped corporate public relations functions improve their alignment with their organization’s strategic goals, from 2003 to 2005. Prior to that, she was global chief operating officer of Weber Shandwick, a large global public relations firm and a unit of The Interpublic Group of Companies (NYSE: IPG), from 2000 to 2002, and executive vice-president at IPG’s Advanced Marketing Services group from 1999 to 2000, where she was responsible for acquisition and business development strategy. Ms. Lugbauer also served as executive vice president/acquisitions and business development at Weber Public Relations Worldwide from 1997 to 1999 and as executive of the Weber Group, a technology public relations firm, from 1994 to 1997. She also has served as general manager of the New York office of Euro-RSCG’s Creamer Dickson Basford from 1981 to 1993. She is a founding member of the Council of Public Relations Firms, the trade association for the U.S. public relations industry, and served as its second chairman. She is an accredited member of PRSA, a past member of the Board of Directors of the Counselors Academy and former chair of PRSA’s Honors and Awards Committee.

James J. O'Neill, 68, has served as a director of the Company since 1994. Mr. O’Neill is an attorney and serves as a private financial consultant and a member of the board of directors of Companion Life Insurance Company. He served as an officer and Senior Vice President of Rothschild Inc., the U.S. office of the Rothschild family, from 1986 to 1995. From 1973 to 1986, he was the Chief Executive Officer of the Committee of Publicly Owned companies and President of its Center for U.S. Capital Markets. Mr. O’Neill served as an officer of the American Stock Exchange from 1966 to 1973 and was previously employed by the U.S. Treasury Department, Comptroller of Currency. In addition, he has served as director of a number of not-for-profit corporations, including the Foreign Policy Association, the American Council of Young Political Leaders and the Fund for American Studies.

Theodore Wm. Tashlik, 66, has served as a director of the Company since 1992. Mr. Tashlik has been a member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C., which represents the Company in certain matters, for more than twenty-five years.

Directors' Compensation

Directors receive cash compensation in the amount of $2,500 for their services for each regularly scheduled Board meeting attended, are reimbursed for expenses incurred in attending Board meetings and receive a fee of $500 for attending other informational meetings. All committee members receive a fee of $2,000 per meeting, with the chairman of the Audit Committee receiving $2,500 for each Audit Committee meeting. In addition, under the Company's 1996 Directors Stock Option Plan, each non-employee director is granted options to purchase 10,000 shares of Common Stock upon initially joining the Board and is granted options to purchase 3,000 shares of Common Stock on the first business day of each year.

Meetings of the Board of Directors and Committees

During 2005, the Board of Directors held five meetings, with each director attending at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which the director served. The Company’s non-employee directors held five regularly-scheduled “executive” meetings, separate from management, which occurred after the formal Board meetings in 2005.

Independence of Directors

The Board has determined that the following directors, who constitute a majority of the Board, are independent within the meaning of the Nasdaq listing standards: Bruce E. Bishop, Harold Finelt, John M. Greening, Donald Kimelman, Douglas S. Knopper, Catherine Lugbauer, and James J. O’Neill.

Committees

The Board has four committees: the Audit Committee, the Stock Option Committee, the Compensation Committee and the Nominating Committee.

Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of an independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls. In addition, the Audit Committee meets periodically with the independent registered public accounting firm and representatives of management to review accounting activities, financial controls and financial reporting matters. The Audit Committee, which is comprised of Messrs. Bishop, Finelt, O'Neill, held five meetings during 2005. All of the members of the Audit Committee are “independent” as defined under rules promulgated by the National Association of Securities Dealers’ listing standards. Mr.  Finelt is the chairman of the Audit Committee and is the financial expert serving on the Audit Committee. Mr. Bishop acted as interim chairman of the Audit Committee for the period September 2005 through March 2006.

Stock Option Committee. The Stock Option Committee is responsible for administering the Company's stock option plans. The Stock Option Committee, which is comprised of Messrs. Finelt, Kimelman and O’Neill, held two meetings during 2005.

Compensation Committee. The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for certain of the Company's executive officers. The Compensation Committee, which is comprised of Messrs. Finelt, Kimelman and O’Neill, held 1 meeting during 2005. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Nominating Committee. The Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders in accordance with the Nominating Committee’s charter, a copy of which was attached to the Company’s Proxy Statement dated April 28, 2004. Established in February 2004, the Nominating Committee, which is comprised of Ms. Lugbauer and Mr. Greening, held two meetings during fiscal 2005. Mr. Paul Sagan, a member of the Nominating Committee, resigned as a director effective February 14, 2005. All members of the Nominating Committee were non-employee directors who are “independent” as defined under the rules promulgated by the National Association of Securities Dealers’ listing standards. The Company will provide a copy of the Nominating Committee charter without charge to any stockholder who makes a written request to Kenneth G. Torosian, the Company’s Chief Financial Officer and Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

In evaluating the suitability of individuals for Board membership, the Nominating Committee takes into account many factors, including whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s business and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Nominating Committee may identify certain skills or attributes, such as financial experience and global business experience, as being particularly desirable to help meet specific Board needs that have arisen. The Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Nominating Committee relies on suggestions and recommendations from the Board, stockholders, management and others. Stockholders wishing to suggest candidates to the Nominating Committee for consideration as directors must submit a written notice to the Company’s secretary, Kenneth G. Torosian, at the address set forth on the first page of this Proxy Statement, who will provide it to the Nominating Committee. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors.

It is proposed that two directors, who are non-employee directors, be elected to hold office until the 2009 Annual Meeting of Stockholders and until their successors have been appointed or elected. The Nominating Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons.

Corporate Governance

The Company is committed to principles of sound corporate governance. During the past year the Company has reviewed its corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and changes in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq National Market, Inc. (“Nasdaq”). Sound corporate governance is essential to running the Company’s business effectively and to maintaining the Company’s reputation of integrity in the marketplace. A majority of the Company’s Board of Directors consist of independent directors. To qualify as independent, a director must meet the independence standards set out by the SEC, the Nasdaq and any other applicable regulatory body, and the Board of Directors must affirmatively determine that a director has no material relationship with the Company, other than as a director.

Policies on Code of Ethics

The members of the Board of Directors, officers and employees of the Company, including without limitation, executive and senior personnel, are required to comply with a Code of Ethics (the “Code”). The Code is intended to be a standard and tool against which to measure their actions and to help such individuals to recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has such procedures in place.

The full text of the Code for members of the Board of Directors, officers and employees is available on the Company’s website (www.medialink.com) or can be provided upon written request without charge. The request must be addressed to the attention of Kenneth G. Torosian, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

Communications with Directors

A stockholder may communicate with the directors of the Company and the Board’s Committees by sending an e-mail to IR@medialink.com. A stockholder may also write to any of the directors c/o Mary Buhay, Senior Vice President - Corporate Communications at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017.

Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as: spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provisions that any communication that is filtered out must be made available to any outside Director upon request.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, and the rules issued thereunder, the Company's directors, executive officers and persons holding more than 10% of the Company's outstanding common stock are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of common stock and other equity securities of the Company. Based solely on the Company's review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal 2005, all of its executive officers, directors and persons holding more than 10% of the Company's outstanding Common Stock complied with the requirements of Section 16(a), except for Mr. Greening, who was late in filing one report for one transaction.

Certain Relationships and Related Transactions

Since the beginning of the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of transactions to which the Company was or is to be a party in which the amount exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

Tashlik, Kreutzer, Goldwyn & Crandell P.C. received $236,385 in legal fees and disbursements for services performed for the Company during the Company’s fiscal year ended December 31, 2005. Mr. Theodore Wm. Tashlik, a member of such firm, is a director of the Company.

The Company has entered into indemnification agreements with each of its directors and executive officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
Stock Ownership

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 20, 2006 by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.
	Shares of Common Stock Beneficially Owned as of April 20, 2006(1)

Executive Officers, Directors and 5% Stockholders	Number of Shares	Percent of Class

Laurence Moskowitz (2)	465,689	6.98%

J. Graeme McWhirter (3)	203,866	3.18%

Lawrence Thomas (4)	7,000	*

Kenneth G. Torosian (5)	5,000	*

William McCarren (6)	45,614	*

Bruce E. Bishop (7)	7,667	*

Harold Finelt (8)	101,624	1.61%

John M. Greening (9)	12,667	*

Donald Kimelman (10)	61,400	*

Douglas S. Knopper	---	---

Catherine Lugbauer (7)	16,000	*

James J. O'Neill (11)	30,400	*

Theodore Wm. Tashlik (12)	95,321	1.51%

All Named Executive Officers and Directors as a Group (13 Persons) (13)	1,052,247	14.51%

Others:

FMR Corp
82 Devonshire Street
Boston, Massachusetts 02109	602,200	8.85%

AMH Equity LLC
Leviticus Partners LP
Parameter Partners LLC
30 Park Avenue, Suite 12F
New York, NY 10016	281,783	4.35%

Infinity Capital Partners, L.P.
Infinity Capital, LLC
Infinity Management, LLC
Michael Feinsod
767 Third Avenue, 16th Floor
New York, NY 10017	440,942	6.64%
__________
*
Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.

(2)	Includes 95,500 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 20, 2006.

(Footnotes continued from previous page)

(3)
Includes 98,500 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 20, 2006. Also includes 21,000 shares owned by the McWhirter Family Associates LLC which may be deemed to be beneficially owned by Mr. McWhirter.

(4)	Includes 4,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 20, 2006.

(5)	Includes 2,000 of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 20, 2006.

(6)	Includes 17,250 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 20, 2006.

(7)	Represents shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 20, 2006.

(8)	Includes 28,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 20, 2006.

(9)	Includes 9,667 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 20, 2006.

(10)	Includes 38,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 20, 2006.

(11)	Includes 28,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 20, 2006.

(12)	Includes 38,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 20, 2006.

(13)	Includes 384,183 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 20, 2006.

Executive Compensation

The following table shows the compensation earned for the years ended December 31, 2005, 2004 and 2003 by (i) the Chief Executive Officer; (ii) the Company's three other most highly compensated individuals who were serving as officers on December 31, 2005 and whose salary plus bonus exceeded $100,000 for the year ended December 31, 2005 and (iii) one additional highly compensated individual who was not serving as an executive officer at the end of December 31, 2005 (collectively, the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
				Securities
				Underlying
				Options/	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	SARs(#)	Compensation($)

Laurence Moskowitz	2005	428,634	50,000	---	---
Chairman of the Board	2004	326,165	349,523	15,000	---
President and Chief,	2003	336,884	---	---	---
Executive Officer

Lawrence A. Thomas (1)	2005	76,748	100,000	20,000	---
Chief Operating Officer	2004	---	---	---	---
	2003	---	---	---	---

Kenneth G. Torosian (2)	2005	105,048	25,000	10,000	---
Chief Financial Officer and Secretary	2004	---	---	---	---
	2003	---	---	---	---

William McCarren	2005	136,850	29,549	---	---
Vice President	2004	119,000	49,875	10,000	---
President, U.S. Newswire Division	2003	119,000	24,836	---	---

J. Graeme McWhirter (3)	2005	394,832	---	---	---
Former Executive Vice President,	2004	274,405	254,682	15,000	---
Chief Financial Officer and Secretary	2003	303,895	---	---	---

(1)	Mr. Thomas’ employment commenced on September 9, 2005.

(2)	Mr. Torosian’s employment commenced on July 11, 2005

(3)	Mr. McWhirter’s employment with the Company was terminated on December 30, 2005.

Stock Options Granted to Certain Executive Officers During the Last Fiscal Year

Stock options were granted during fiscal year 2005 to Messrs. Thomas and Torosian. The following table sets forth certain information concerning stock options granted during 2005 under the Company’s Amended and Restated Stock Option Plan (the “Plan”). No stock appreciation rights were granted to these individuals during the year.

Options Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price($/Sh)	Expiration Date	5% ($)	10% ($)

Lawrence A. Thomas	20,000	66.67%	$2.92	9/8/16	$36,727	$93,474
Kenneth G. Torosian	10,000	33.33%	$2.90	7/10/16	$18,237	$46,219

Option Exercises and Fiscal Year-End Values

No Named Executive Officer exercised stock options in fiscal year 2005. The following table sets forth information concerning the number and value of unexercised stock options granted to Named Executive Officers at December 31, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-The-Money
	Options/SARs At Fiscal		Options/SARs At
	Year-End(#)		Fiscal Year-End($)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Laurence Moskowitz	95,500	101,400	$26,860	$7,020
J. Graeme McWhirter	98,500	---	$31,428	---
Lawrence A. Thomas	4,000	16,000	$2,240	$8,960
Kenneth G. Torosian	2,000	8,000	$1,160	$4,640
William McCarren	17,250	6,000	$10,768	$4,680

Equity Compensation Plan Information

The following table summarizes certain information as of December 31, 2005, with respect to the Company’s equity compensation plans under which securities of the Company are authorized for issuance.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Common shares available for future issuance under equity compensation plans [excluding securities reflected in column (a)]
	(a)	(b)	(c)
Equity compensation plans approved by Medialink stockholders	1,066,919	$4.94	558,069
Equity compensation plans not approved by Medialink stockholders	--	--	--
Totals:	1,066,919	$4.94	558,069

Employment Contracts

The Company has entered into an amended and restated employment agreement with Laurence Moskowitz dated as of December 31, 2005. Under the terms of the employment agreement, Mr. Moskowitz is to receive an annual base salary of $427,000, subject to annual increases, and a potential annual bonus equal to a minimum of 30% of his base salary, subject to attaining certain goals as established by the compensation committee of the Company’s Board of Directors. Mr. Moskowitz received a bonus of $50,000 in 2006 based on performance for the year ended December 31, 2005. The employment agreement automatically renews December 31 of each year until it is terminated in accordance with its provisions. In the event the Company terminates the employment agreement without Cause, as such term is defined in the employment agreement, Mr. Moskowitz is entitled to receive a severance payment payable over a four-year period equal to 300% of his salary and 155% of his most recent bonus. The employment agreement contains non-compete and non-solicitation provisions that are applicable during its term and extend for a period of one year upon the termination of the agreement, except that such period shall be increased to four years after termination in the event Mr. Moskowitz receives the above-referenced severance payment.

The Company and J. Graeme McWhirter, a co-founder of the Company, entered into a Separation Agreement and General Release (the “Separation Agreement”) as of December 30, 2005. In accordance with the Separation Agreement, Mr. McWhirter, a director and Executive Vice President of the Company, and Chairman and Chief Executive Officer of TTX (US) LLC and TTX Limited, majority-owned subsidiaries of the Company, resigned as an officer and a director of the Company and all of its subsidiaries effective as of December 31, 2005. Pursuant to the terms of the Separation Agreement, Mr. McWhirter will provide consulting services to the Company during the period January 1, 2006 through June 30, 2006, for fees totaling approximately $180,000. Mr. McWhirter will also receive a severance payment of approximately $1.5 million to be paid out during the period July 1, 2006 through December 31, 2010. The Separation Agreement contains non-compete and non-solicitation provisions that are applicable for a period of three years from the date of Mr. McWhirter’s resignation as well as certain confidentiality provisions.

The Company has entered into an employment agreement with Mr. Lawrence A. Thomas, its Chief Operating Officer, dated as of September 9, 2005, pursuant to which Mr. Thomas is to receive an annual base salary of $250,000. In addition, Mr. Thomas received two non-discretionary bonuses of $30,000 each, one based on the passage of time that was received by Mr. Thomas in 2005 and one based on the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, that Mr. Thomas received in 2006. Mr. Thomas also received in 2006 a discretionary bonus of $40,000 based on performance for the year ended December 31, 2005, and is eligible to receive a discretionary bonus based on performance for each future year of his employment in accordance with the terms of his employment agreement and as determined by the Compensation Committee of the Company’s Board of Directors. The employment agreement continues in effect until terminated in accordance with its provisions. Mr. Thomas’ agreement contains non-compete and non-solicitation provisions that are applicable during the term and extend for a period of twenty-four months upon the termination of the agreement, except that such period shall be reduced to twelve months in the event Mr. Thomas’ employment is terminated other than for Cause, as defined in the Agreement.

The Company has entered into an employment agreement with Mr. Kenneth G. Torosian, dated as of July 11, 2005, pursuant to which Mr. Torosian is to receive an annual base salary of $220,000. In addition, Mr. Torosian is eligible to receive a bonus for each year of his employment in accordance with the terms of his employment agreement and as determined by the Compensation Committee of the Company’s Board of Directors. Mr. Torosian received a bonus of $25,000 in 2006 based on performance for the year ended December 31, 2005. The employment agreement continues in effect until terminated in accordance with its provisions. Mr. Torosian’s agreement contains non-compete and non-solicitation provisions that are applicable during the term and extend for a period of twenty-four months upon the termination of the agreement, except that such period shall be reduced to twelve months in the event the Company terminates Mr. Torosian’s employment other than for Cause or Mr. Torosian terminates his employment for Good Reason (as such terms are defined in the employment agreement).

REPORT OF THE MEDIALINK WORLDWIDE INCORPORATED
BOARD OF DIRECTORS COMPENSATION COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee of the Board of Directors of the Company determines the Company's executive compensation policies. The Compensation Committee is comprised of three non-employee Directors. After evaluating the performance of the Company and its executive officers, the Compensation Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for the fiscal year ended December 31, 2005 as they affected the executive officers of the Company.

Compensation Philosophy

The goal of the Company is to be a significant provider of quality services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to stockholders, the Company must compete for, attract, develop, motivate and retain top quality executive management.

In designing and administering the executive compensation program, the Compensation Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Compensation Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

Components of Executive Compensation

The three components of the Company's executive compensation program are base salary, annual bonus and stock option grants. These three elements are structured by the Compensation Committee in conjunction with the Company's Stock Option Committee, which is comprised of three non-employee Directors, to cumulatively provide the Company's executive officers with levels of total compensation consistent with the Company's executive compensation philosophy described above.

The Company's executive salary levels are intended to be consistent with competitive salary levels and job responsibilities of each executive. Salary increases reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Factors considered in gauging the Company's overall financial performance include the Company's revenues and profits.

Relationship of Corporate Performance to Executive Compensation

The Compensation Committee takes into account the executives' performance in special projects undertaken during the past fiscal year, contribution to strategic acquisitions and development of new services, improving quality of services, marketing strategies and general performance of individual job responsibilities and other factors. In addition, in determining executive compensation the Compensation Committee also considers the contribution of each executive officer to the growth in pre-tax earnings of the Company over the last fiscal year.

Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with the other members of the Board and, for all of the executives other than Mr. Moskowitz, after discussions with Mr. Moskowitz.

Compensation of Chief Executive Officer

In addition to the factors mentioned above, the Compensation Committee's general approach in setting Mr. Moskowitz's annual compensation is to seek to be competitive with other companies in the Company's industry and to reward Mr. Moskowitz's strategic management abilities in directing the Company's expansion efforts and its development and exploitation of new markets, growth of its international business and new business opportunities.

Presented by the members of the Compensation Committee:

Harold Finelt
Donald Kimelman
James J. O’Neill

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Audit Committee of the Board of Directors is comprised of three independent directors. The responsibilities of the Audit Committee are set forth in its written charter (the "Charter"). The Board of Directors adopted an amended charter of the Audit Committee, which was attached to the Company’s Proxy Statement dated April 28, 2004.

The duties of the Audit Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company's independent registered public accounting firm and management of the Company to review accounting, auditing, internal controls and financial reporting matters, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm.

During fiscal year 2005 the Audit Committee met 5 times, 1 time in person and 4 times by telephonic communication prior to the release of quarterly earnings information. The Company's senior financial management and independent registered public accounting firm were in attendance at all such meetings. At each such meeting, the Audit Committee conducted a private session with the independent registered public accounting firm without the presence of management.

The management of the Company is responsible for the preparation and integrity of financial information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles and upon the Company's independent registered public accounting firm to review (in the case of quarterly financial statements) or audit (in the case of its annual financial statements), as applicable, such financial statements in accordance with generally accepted auditing standards.

The Audit Committee has reviewed and discussed with senior management the Company's audited financial statements for the fiscal year ended December 31, 2005, included in the Company's 2005 Annual Report to Stockholders. Management has confirmed to the Audit Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging the Committee's oversight responsibility for the audit process, we have discussed with KPMG LLP ("KPMG"), the Company's independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). SAS 61 requires the Company's Independent Registered Public Accounting Firm to provide the Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

The Committee has obtained from KPMG a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Standards Board Standard No. 1, Independence Discussion with Audit Committees) with respect to any relationship between KPMG and the Company that in their professional judgment may reasonably be thought to bear on independence. KPMG has discussed its independence with the Audit Committee, and has confirmed in its letter to the Audit Committee that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

Based upon the foregoing review and discussions with senior management of the Company, the Audit Committee has recommended to the Company's Board that the financial statements prepared by the Company's management and audited by its independent registered public accounting firm be included in the Company's 2005 Annual Report to Stockholders, and that such financial statements for fiscal 2005 also be included in the Company's Annual Report on Form 10-K for filing with the United States Securities and Exchange Commission. The Committee also has recommended to the Board the reappointment of KPMG as the Company's outside accounting and audit firm for 2006, and the Board has concurred in such recommendation.

As specified in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company's management and its independent registered public accounting firm. In giving its recommendations to the Board, the Audit Committee has relied on (i) management's representations to it that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company's independent registered public accounting firm with respect to such financial statements.

Each of the members of the Audit Committee is independent as defined under the requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Presented by the members of the Audit Committee:
Bruce E. Bishop
Harold Finelt
James J. O'Neill

Audit Committee Financial Expert

Medialink’s Board of Directors has determined that Mr. Harold Finelt is Medialink’s Independent Audit Committee financial expert serving on its Audit Committee. In addition, Medialink’s Board of Directors has determined that Mr. Bruce Bishop was also a financial expert.

Performance Graph

The information contained in this Performance Graph shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act except to the extent that Medialink specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The following line graph compares the sixty month percentage change in the cumulative total stockholder return on the Company's Common Stock with The Nasdaq Composite, the Standard & Poors 500 Composite and Nasdaq Telecomm, a peer group index for the period commencing December 31, 2000 and ending December 31, 2005. The peer group consists of 189 companies engaged in the communications industry and includes Metro Networks, Inc., United Video Satellite Group, Inc. and Panamsat Corp. The graph assumes that $100 was invested on December 31, 2000 in the Company's Common Stock and in each of the other indices and assumes reinvestment of all dividends and is weighted on a market capitalization basis.

COMPARE CUMULATIVE TOTAL RETURN
AMONG MEDIALINK, NASDAQ COMPOSITE,
NASDAQ TELECOMM AND S & P 500 COMP-LTD.

Assumes $100 invested on December 31, 2000.
Assumes dividend reinvested for the sixty months ended December 31, 2005.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

KPMG LLP has audited the Company's financial statements annually since fiscal 1987. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

During the years ended December 31, 2005 and 2004, the Company incurred approximately $379,000 and $294,000, respectively, for audit services provided by KPMG LLP. These fees included the full scope audit of the Company’s financial statements included in its annual report on Form 10-K and reviews of the Company’s financial statements included in its quarterly reports on Forms 10-Q.

Audit-Related Fees

During the years ended December 31, 2005 and 2004, the Company incurred $3,500 and $10,500, respectively, for audit-related services provided by KPMG LLP. These fees included the audit or review of the Company’s financial statements in connection with its filings of Form S-3 and Form S-8.

Tax Fees

During the years ended December 31, 2005 and 2004, the Company was not billed for any tax services provided by KPMG LLP.

All Other Fees

There were no other fees billed by KPMG LLP during the years ended December 31, 2005 and 2004, for any other services.

The Audit Committee approved all of the services described in the sections Audit Related Fees, Tax Fees and Other Fees, and it has determined that the non-audit services rendered by its Independent Registered Public Accounting Firm during its most recent fiscal year are compatible with maintaining their independence.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the Independent Registered Public Accounting Firm and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the Independent Registered Public Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Registered Public Accounting Firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such pre-approvals at the next scheduled Audit Committee meeting.

All fiscal year 2005 audit and non-audit services provided by the Independent Registered Public Accounting Firm were pre-approved.

The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP to serve as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

OTHER BUSINESS

The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

Voting Procedures

Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the Meeting for the particular matter as to which the broker withheld authority.

No Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the stock performance graph of this proxy statement, the “Audit Committee Report” and the “Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC.

This proxy statement is sent to you as part of the proxy materials for the 2006 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Common Stock.

2007 PROPOSALS FOR ANNUAL MEETING

Deadline for Receipt of Stockholder Proposals

Under the rules of the SEC, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2007 annual meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than December 20, 2006, which is not less than 120 calendar days prior to the anniversary of this year's mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting. The proposal should be sent to Kenneth G. Torosian, Secretary, at the address of the Company set forth on the first page of this proxy statement. If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2007 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company's Bylaws. The Bylaws require that any stockholder who would like to nominate an individual for election as a Director or who wishes to introduce a proposal or other business at the Company’s 2007 Annual Meeting of Stockholders must give the Company advance written notice thereof not less than 90 days nor more than 120 days prior to the anniversary date of the date the Company first mailed its proxy material for the 2006 Annual Meeting or December 29, 2006 to January 29, 2007. Shareholders may request a copy of the Bylaws from Kenneth G. Torosian, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

Annual Report

The Company's Annual Report containing audited consolidated financial statements for the fiscal year ended December 31, 2005 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) INCLUDING THE FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2005, INCLUDING THE NOTES TO THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF KENNETH G. TOROSIAN, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT. YOU CAN ALSO ACCESS OUR SEC FILINGS, INCLUDING OUR ANNUAL REPORT ON FORM 10-K, ON OUR WEBSITE AT WWW.MEDIALINK.COM AND ON THE SEC WEBSITE AT WWW.SEC.GOV.

By Order of the Board of Directors
MEDIALINK WORLDWIDE INCORPORATED

Kenneth G. Torosian
Secretary
Dated: April 26, 2006

MEDIALINK WORLDWIDE INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MEDIALINK WORLDWIDE INCORPORATED
IN CONNECTION WITH ITS 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 8, 2006

The undersigned stockholder of Medialink Worldwide Incorporated (the "Company") hereby appoints Laurence Moskowitz and Kenneth G. Torosian or either of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at the 2006 annual meeting of stockholders of the Company to be held on June 8, 2006, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the following purposes:

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED

(Continued on the reverse side)

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MEDIALINK WORLDWIDE INCORPORATED

Annual Meeting
of
Stockholders

Thursday-June 8, 2006
9:30 A.M.
Medialink Worldwide Incorporated
708 Third Avenue
New York, New York 10017

MEDIALINK WORLDWIDE INCORPORATED RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES AND PROPOSALS LISTED BELOW

Please mark your votes as ☒indicated in this example

1. ELECTION OF NOMINEES-To elect each of 01 Douglas S. Knopper, and 02 James J. O’Neill as a director of the Company to serve three-year terms until the Company's 2009 Annual Meeting of Stockholders.

FOR all nominees listed above (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed above
☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. In their discretion upon such other matters as may properly come before the Meeting.

This Proxy will be voted as directed or, if no direction is given, will be voted FOR the election of the nominees and the approval of the proposals described above.

Dated:____________________________________________________________________, 2006

(Signature)

(Signature)

(Title or Capacity)

(Please sign your name or names exactly as it appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.)

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